EXHIBIT 21

                              SUBSIDIARIES OF
                      CONNECTICUT ENERGY CORPORATION


	              	Name			                 		State of Incorporation
                ----                      ----------------------

The Southern Connecticut Gas Company			        Connecticut

CNE Development Corporation					               Connecticut

CNE Energy Services Group, Inc.				            Connecticut

CNE Venture-Tech, Inc.						                   Connecticut



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